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As filed with the Securities and Exchange Commission on July 30, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIN TV Corp. (Exact name of registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization) 05-0501252 (I.R.S. Employer Identification Number)	LIN Television Corporation
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation or organization)
 13-3581627
(I.R.S. Employer Identification Number)

One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
(401) 454-2880
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Denise M. Parent
Senior Vice President Chief Legal Officer
General Counsel & Secretary
LIN TV Corp.
LIN Television Corporation
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
(401) 454-2880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Matthew D. Bloch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Glenn D. West, Esq. Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, Texas 75204 (214) 746-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Primary Offering by LIN TV Corp. or LIN Television Corporation

Class A Common Stock, par value $0.01 per share	—

Preferred Stock, par value $0.01 per share	—

Warrants	—

Debt Securities	—

Guarantees of Debt Securities(4)	—

Units	—

Total Primary Offering	—	$250,000,000	$34,100

Secondary Offering by Selling Stockholders

Class A Common Stock, par value $0.01 per share	—	$150,000,000	$20,460

Total Primary and Secondary Offerings		$400,000,000	$54,560

(1)
There are being registered under this registration statement such indeterminate principal amount or number of shares of common stock, preferred stock, warrants, debt securities, guarantees of debt securities and units as may be issued and sold by the registrants and/or sold by the selling stockholders from time to time, which together shall have an aggregate initial offering price not to exceed $400,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion or exchange of any preferred stock or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
The offering prices per class of securities will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered under this registration statement and are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrants hereby offset the total registration fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the registrants' Form S-3 Registration Statement, initially filed with the Securities and Exchange Commission on June 4, 2010 (File No. 333-167326), registering securities for a maximum aggregate offering price of $225,000,000 (the "Prior Registration Statement"). The associated filing fee of $16,042.50 for the $225,000,000 of the unsold securities remaining under the Prior Registration Statement is hereby carried forward to offset the current registration fee due. As a result, $38,517.50 is due in connection with this registration statement.

(4)
Guarantees of debt securities issued by the registrants may be provided by one or more of LIN TV Corp. and the registrants named in the table of subsidiary guarantor registrants below. Guarantees will be issued without additional consideration. Pursuant to Rule 457(n), no registration fee is required for the guarantees of debt securities to be registered.

             The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS*

Exact Name of Co-Registrant Guarantor as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Indiana Broadcasting, LLC	Delaware	4833	05-0496718
KXAN LLC	Delaware	4833	13-2670260
KXTX Holdings LLC	Delaware	4833	05-0481599
LIN Digital LLC	Delaware	4833	32-0416169
LIN Digital Media LLC	Delaware	4833	80-0943183
LIN License Company, LLC	Delaware	4833	05-0615511
LIN Mobile, LLC	Delaware	4833	46-1360248
LIN of Alabama, LLC	Delaware	4833	20-3347776
LIN of Colorado, LLC	Delaware	4833	20-3347854
LIN of New Mexico, LLC	Delaware	4833	20-3347886
LIN of Wisconsin, LLC	Delaware	4833	20-3347936
LIN Television of Texas, Inc.	Delaware	4833	05-0481602
LIN Television of Texas, L.P.	Delaware	4833	05-0481606
North Texas Broadcasting LLC	Delaware	4833	13-2740621
Primeland LLC	Delaware	4833	37-1023233
TVL Broadcasting LLC	Delaware	4833	75-2676358
TVL Broadcasting of Rhode Island, LLC	Delaware	4833	52-2368799
WAVY Broadcasting, LLC	Delaware	4833	05-0496719
WDTN Broadcasting, LLC	Delaware	4833	52-2368795
WIVB Broadcasting, LLC	Delaware	4833	05-0496720
WOOD License Co., LLC	Delaware	4833	05-0496721
WOOD Television LLC	Delaware	4833	06-1506282
WTNH Broadcasting LLC	Delaware	4833	05-0481600
WUPW Broadcasting, LLC	Delaware	4833	52-2368784
WWLP Broadcasting, LLC	Delaware	4833	52-7115298

*
Addresses, telephone numbers, agent for service and principal executive offices of the registrant guarantors are the same as those of LIN TV Corp. and LIN Television Corporation.

 EXPLANATORY NOTE

        LIN TV Corp. previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on February 12, 2013 that LIN TV Corp. entered into an Agreement and Plan of Merger pursuant to which LIN TV Corp. will be merged with and into LIN Media LLC with LIN Media LLC continuing as the surviving entity (the "Merger"). The Merger will convert LIN TV Corp.'s form of organization from a corporation to a limited liability company and it is expected to enable LIN TV Corp. to be classified as a partnership for federal income tax purposes.

        On May 2, 2013, LIN Media LLC filed a Registration Statement on Form S-4 (File No. 333-188297) (the "LIN Media Registration Statement") with the SEC containing a preliminary proxy statement/prospectus to be used to solicit LIN TV Corp. stockholder approval of the Merger, as well as other relevant documents concerning the Merger. The LIN Media Registration Statement, which was subsequently amended on May 8, 2013, June 7, 2013 and June 19, 2013, became effective on July 2, 2013. If the Merger is completed, we will file an amendment to this Registration Statement on Form S-3 to register LIN Media LLC as the successor registrant to LIN TV Corp.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2013

PROSPECTUS

LIN TV Corp.

LIN Television Corporation

CLASS A COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
UNITS

        We may offer and sell from time to time up to $250,000,000 of the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings: (i) our Class A Common Stock, $0.01 par value; (ii) our preferred stock, $0.01 par value; (iii) warrants to purchase securities; (iv) debt securities, which may be senior debt securities or subordinated debt securities; (v) guarantees of debt securities; and (vi) units that include any combination of the foregoing securities. In addition, selling stockholders may sell from time to time up to $150,000,000 of our Class A Common Stock, on terms described in the applicable prospectus supplement. We and/or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. The Class A Common Stock, preferred stock and warrants to be offered and sold will be issued by LIN TV Corp., and it is anticipated that the debt securities to be offered and sold will be issued by LIN Television Corporation, a direct, wholly-owned subsidiary of LIN TV Corp.

        We will provide the specific terms of any offering in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, carefully before making your investment decision.

        Our Class A Common Stock is listed on the New York Stock Exchange and trades under the ticker symbol "TVL." On July 29, 2013, the last reported sale price of our Class A Common Stock on the New York Stock Exchange was $15.16.

        Our principal executive offices are located at One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. Our telephone number is (401) 454-2880.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. See "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012 (our "Annual Report"), and "Item 1A—Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (our "Quarterly Report"), each of which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, we may offer and sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus up to a total offering price of $250,000,000 and the selling stockholders may offer and sell Class A Common Stock up to a total offering price of $150,000,000. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we use or any selling stockholder uses this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, any free writing prospectus that we may authorize to be provided to you and any pricing supplement may also add to, update or change the information contained in this prospectus. Any information in any subsequent filings, including, but not limited to, any prospectus supplements and any related free writing prospectus that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. Please carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with any additional information you may need to make your investment decision, in addition to the information contained in the documents we refer to under the headings "Where You Can Find More Information" and "Incorporation by Reference." Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus.

        As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. For further information, we refer you to the registration statement, including its exhibits.

        You should rely only on the information contained in this document or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with other information. If anyone provides you with different information, you should not rely on it. Neither we nor any selling stockholder is making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

        LIN TV Corp. previously announced in a Current Report on Form 8-K filed with SEC on February 12, 2013 that LIN TV Corp. entered into an Agreement and Plan of Merger pursuant to which LIN TV Corp. will be merged with and into LIN Media LLC with LIN Media LLC continuing as the surviving entity (the "Merger"). The Merger, if completed, will convert LIN TV Corp.'s form of organization from a corporation to a limited liability company and it is expected to enable LIN TV Corp. to be classified as a partnership for federal income tax purposes.

        On May 2, 2013, LIN Media LLC filed a Registration Statement on Form S-4 (File No. 333-188297) (the "LIN Media Registration Statement") with the SEC containing a preliminary proxy statement/prospectus to be used to solicit LIN TV Corp. stockholder approval of the Merger, as well as other relevant documents concerning the Merger. The LIN Media Registration Statement, which was subsequently amended on May 8, 2013, June 7, 2013 and June 19, 2013, became effective on July 2, 2013. If the Merger is completed, we will file an amendment to the Registration

ii

Statement on Form S-3 to which this prospectus relates to register LIN Media LLC as the successor registrant to LIN TV Corp.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the "Company," "we," "us," and "our" mean, collectively, LIN TV Corp. and LIN Television Corporation and all of our subsidiaries included in our consolidated financial statements.

iii

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, in connection with this offering. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings, including the complete registration statement and all of the exhibits to it are also available through the SEC's web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus other information we filed with the SEC, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below into this prospectus, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  LIN TV Corp. and LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013;

  •
  LIN TV Corp. and LIN Television Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 10, 2013;

  •
  LIN TV Corp.'s Definitive Proxy Statement on Schedule 14A, filed on April 12, 2013;

  •
  LIN TV Corp. and LIN Television Corporation's Current Reports on Form 8-K filed on May 7, 2012, May 25, 2012, October 17, 2012, December 27, 2012, February 15, 2013, March 14, 2013, April 3, 2013, May 6, 2013 and May 31, 2013; and

  •
  The description of LIN TV Corp.'s capital stock contained in LIN TV Corp.'s Form S-1 (Registration No. 333-83068), filed on February 20, 2002, including any amendments or reports filed for the purpose of updating such description.

        We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC) between the date that we initially filed the registration statement to which this prospectus relates and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus.

        Requests for such documents should be directed to:

DENISE M. PARENT, ESQ.
Senior Vice President Chief Legal Officer
General Counsel & Secretary
LIN TV Corp.
LIN Television Corporation
One West Exchange Street, Suite 5A
Providence, RI 02903
Phone: (401) 454-2880

        You may also access the documents incorporated by reference in this prospectus through our web site at http://www.linmedia.com. Except for the specific incorporated documents listed above, no information available on or through our web site shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

 OUR COMPANY

        We are a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of web sites, apps and mobile products. Our television stations deliver local news and community stories, along with sports and entertainment programming, to 10.5% of U.S. television homes. All of our television stations are affiliated with a national broadcast network and are primarily located in the top 75 Designated Market Areas as measured by Nielsen Media Research.

        We provide free, over-the-air broadcasts of our programming 24 hours per day to the communities we are licensed to serve. We also provide free daily local news coverage, make public service announcements and broadcast children's programming. Additionally, we invest in companies that focus on emerging media and interactive technologies to expand our local multi-platform and digital product offerings.

        LIN TV Corp. is a Delaware corporation incorporated on February 11, 1998. LIN Television Corporation, a 100% owned subsidiary of LIN TV Corp., is a Delaware corporation and was incorporated on June 18, 1990. Our Company (including its predecessors) has owned and operated television stations since 1966. On May 3, 2002, LIN TV Corp. completed its initial public offering and its Class A Common Stock began trading on the New York Stock Exchange. LIN TV Corp. previously announced in a Current Report on Form 8-K filed with SEC on February 12, 2013 that LIN TV Corp. entered into an Agreement and Plan of Merger pursuant to which LIN TV Corp. will be merged with and into LIN Media LLC with LIN Media LLC continuing as the surviving entity, and LIN TV Corp.'s form of organization will convert from a corporation to a limited liability company. Our corporate offices are at One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, and our web site address is at http://www.linmedia.com. The information on our web site is not deemed to be part of this prospectus.

 RISK FACTORS

        Investing in our securities involves risks. Please see the risk factors described under the caption "Risk Factors" in our Annual Report and in our Quarterly Report, each of which is on file with the SEC and incorporated by reference in this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operations.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference in this prospectus contain "forward-looking statements." These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the reorganization transactions or to pay distributions are forward-looking statements.

        Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus or in the documents that are incorporated herein by reference, may adversely affect results as indicated in forward-looking statements. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and the documents that are filed as exhibits and annexes to the registration statement of which this prospectus is a part with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond the ability of us to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include those discussed under the caption "Risk Factors" in our Annual Report and in our Quarterly Report.

        Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks referenced in our Annual Report and in our Quarterly Report or that any of the uncertainties associated with the forward-looking statements discussed in this prospectus or in the documents that are incorporated herein by reference will occur, or if any of them do, when they will occur or what impact they will have on our or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors discussed in our Annual Report and Quarterly Report. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

        Unless otherwise set forth in an accompanying prospectus supplement, we will not receive any proceeds from the sale of our securities by any selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. We have no preferred stock outstanding and did not pay preferred stock dividends during these periods.

	Three months ended March 31,		Fiscal year ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	NM(1)	1.74	NM(1)	1.43	2.08	1.22	NM(1)

(1)
Not meaningful ("NM") because the ratio of earnings to fixed charges was less than 1:1 for the three months ended March 31, 2013 and the twelve months ended December 31, 2012 and December 31, 2008. We would have needed to generate additional earnings of $2.1 million, $174 million and $1,159 million, respectively, to achieve a coverage of 1:1 for the three months ended March 31, 2013 and the twelve months ended December 31, 2012 and December 31, 2008.

        The ratio of earnings to fixed charges has been computed on a consolidated basis. "Earnings" consists of pretax income from continuing operations before adjustment for non-controlling interests and equity in net (loss) income from affiliates plus fixed charges. Fixed charges consist of interest expense, including amortization of discount, premium and capitalized expenses related to indebtedness, and a portion of rental expense representing a reasonable approximation of the interest factor. On February 12, 2013, we announced that we entered into, and simultaneously closed the transactions contemplated by a Transaction Agreement, which effected a series of transactions related to the ownership and sale of LIN Television of Texas, L.P.'s (a Delaware limited partnership and our indirect wholly owned subsidiary) 20.38% equity interest in Station Venture Holdings, LLC, a Delaware limited liability company ("SVH"), a joint venture in which NBC Telemundo License LLC, a Delaware limited liability company, held the remaining 79.62% equity interest (the "JV Sale Transaction"). For the years ended December 31, 2012, 2011 and 2009, fixed charges include $98.2 million, $4.7 million and $6.0 million, respectively, pursuant to amounts recognized for the JV Sale Transaction and shortfall funding agreements with General Electric Company, a New York corporation and NBCUniversal Media, LLC, a Delaware limited liability company, as described further in Note 15 to the consolidated financial statements included in our Annual Report.

 UNAUDITED PRO FORMA FINANCIAL DATA

        Set forth below are certain pro forma financial data that give effect to the Merger referred to under the section captioned "About This Prospectus" and included in the LIN Media Registration Statement. Under accounting principles generally accepted in the United States of America, we expect that the merger will be accounted for on a historical cost basis whereby the consolidated assets and liabilities of LIN Media LLC will be the historical carrying value of LIN TV Corp. as reflected on LIN TV Corp.'s consolidated financial statements. Accordingly, the consolidated financial statements of LIN Media LLC immediately following the merger will be substantially similar to the consolidated financial statements of LIN TV Corp. immediately prior to the merger. However, after taking into account on a pro forma basis the effect of the merger, the consolidated financial statements of LIN Media LLC after the merger will not be identical those of LIN TV Corp. prior to the merger. Since the consolidated financial statements of LIN Media LLC are substantially similar to those of LIN TV Corp., the unaudited pro forma condensed combined financial data have been prepared assuming LIN Media LLC is deemed to be the successor issuer to LIN TV Corp. after completion of the merger, and, full pro forma and comparative financial information regarding LIN Media LLC and its consolidated subsidiaries giving effect to the merger have not been included herein.

Comparative Historical and Pro Forma Per Share Data

        The following tables set forth selected historical per share data for LIN TV Corp. and selected unaudited pro forma per share data after giving effect to the merger. You should read this information in conjunction with the information appearing under "—Unaudited Pro Forma Balance Sheet and Statement of Operations Information" included elsewhere in this prospectus and the historical financial statements and related notes that are incorporated in this prospectus by reference. The unaudited pro forma condensed combined financial data are presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and do not purport to represent what our results of operations, balance sheet data or financial information would have been if the transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

  Historical Data Per Share

        The historical book value per share data of LIN TV Corp. presented below is computed by dividing total stockholders' deficit of $89.8 million, $91.6 million, $84.6 million, and $131.4 million on March 31, 2013, December 31, 2012, December 31, 2011, and December 31, 2010, respectively, by the number of shares outstanding on those dates.

	Three Months Ended March 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Net (loss) income per common share:
Basic	$(0.02)	$(0.13)	$0.87	$0.68
Diluted	(0.02)	(0.13)	0.85	0.66
Distributions declared per common share:	—	—	—	—
Book value per share:	$(1.65)	$(1.69)	$(1.50)	$(2.38)

  Unaudited Pro Forma Per Share Data

        The unaudited pro forma net (loss) income per share data is computed using pro forma (loss) income after giving effect to the merger, and dividing by the weighted average shares outstanding during each period presented. The pro forma book value per share is computed by dividing pro forma stockholders' deficit after giving effect to the merger of $89.8 million, $91.6 million, $84.6 million, and $131.4 million on March 31, 2013, December 31, 2012, December 31, 2011, and December 31, 2010, respectively, by the number of shares outstanding on those dates. The pro forma (loss) income and pro forma stockholders' deficit give effect to the merger, but exclude non-recurring charges and credits directly attributable to the merger.

	Three Months Ended March 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Net (loss) income per common share:
Basic	$(0.00)	$(0.13)	$0.87	$0.68
Diluted	(0.00)	(0.13)	0.85	0.66
Distributions declared per common share:	—	—	—	—
Book value per share:	$(1.65)	$(1.69)	$(1.50)	$(2.38)

Unaudited Pro Forma Balance Sheet and Statement of Operations Information

        The following unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements of each of LIN TV Corp. and New Vision Television, LLC ("NVT") and the notes thereto incorporated by reference into this prospectus.

        On October 12, 2012 in a transaction unrelated to the merger or to the series of transactions related to LIN Television of Texas, L.P.,'s ("LIN Texas") interest in Station Venture that were effected pursuant to that certain Transaction Agreement, dated February 12, 2013, by and among, among others, LIN TV Corp., LIN Television Corporation and LIN Texas, NBC Telemundo License LLC, General Electric Company, General Electric Capital Corporation and Station Venture, the "Sale Transaction," LIN TV Corp. completed the acquisition of television stations in eight markets that were previously owned by affiliates of NVT, and concurrently, Vaughan Acquisition, LLC ("Vaughan"), a third-party licensee, completed its acquisition of separately owned television stations in three markets from PBC Broadcasting, LLC. We provide certain services to the television stations acquired by Vaughan pursuant to shared services and joint sales arrangements with Vaughan, and we consolidate the television stations owned by Vaughan. These transactions, and the related acquisition financing arrangements, are together referred to as the "NVT Acquisition Transactions," and are more fully described in the notes hereto.

        The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on March 31, 2013. The unaudited pro forma condensed combined balance sheet does not give effect to the Sale Transaction and related financing, as this transaction is fully reflected in the historical balance sheet of LIN TV Corp. as of March 31, 2013.

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 are presented as if the NVT Acquisition Transactions, the Sale Transaction, and the merger had each occurred on January 1, 2012. The unaudited pro forma condensed combined financial data were derived from the historical LIN TV Corp. unaudited balance sheet as of March 31, 2013, the historical LIN TV Corp. audited statement of operations for the year ended December 31, 2012, the historical LIN TV Corp. unaudited statement of operations for the three months ended March 31, 2013, the historical unaudited statement of operations of NVT for the nine months ending September 30, 2012, the historical statement of operations data of NVT for the period from October 1, 2012 through October 11, 2012, and by applying certain pro forma adjustments.

        The total transaction costs for 2012 and 2013 are estimated to be in the range of $5 to $7 million, of which $2 million was incurred during the three months ended March 31, 2013.

        The unaudited pro forma condensed combined financial data are presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Sale Transaction, the merger, and NVT Acquisition Transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

Unaudited Pro Forma Balance Sheet

As of March 31, 2013

($ in thousands, except share data)	Historical LIN TV Corp.	Effect of merger		Reclassification		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$23,500	$(4,000)	(a)	$—		$19,500
Accounts receivable, less allowance for doubtful accounts	115,130	—		—		115,130
Deferred income tax assets	4,468	—		2,768	(d)	7,236
Other current assets	6,846	—		—		6,846

Total current assets	149,944	(4,000)		2,768		148,712
Property and equipment, net	239,039	—		—		239,039
Deferred financing costs	18,896	—		—		18,896
Goodwill	189,138	—		—		189,138
Broadcast licenses, net	536,515	—		—		536,515
Other intangible assets, net	54,483					54,483
Other assets	13,364	—		—		13,364
Deferred income tax assets	—	50,825	(a)(b)	(50,825)	(d)	—

Total assets	$1,201,379	$46,825		$(48,057)		$1,200,147

Liabilities, redeemable noncontrolling interest and stockholders' deficit
Current liabilities:
Current portion of long-term debt	$11,279	$—		$—		11,279
Accounts payable	9,431	—		—		9,431
Income taxes payable	163,142	(162,795)	(b)			347
Accrued expenses	58,121	—		—		58,121
Program obligations	9,679	—		—		9,679

Total current liabilities	251,652	(162,795)		—		88,857
Long-term debt, excluding current portion	941,214	—		—		941,214
Deferred income tax liabiliies	49,380	—		(48,057)	(d)	1,323
Program obligations	4,021	—		—		4,021
Other liabilities	41,753	—		—		41,753

Total liabilities	1,288,020	(162,795)		(48,057)		1,077,168

Commitments and Contingencies
Redeemable noncontrolling interest	3,099	—		—		3,099
Stockholders' deficit
LIN TV Corp. Class A common stock, $0.01 par value, 100,000,000 shares authorized, Issued: 35,815,556 shares as of March 31, 2013		—		—		—
Outstanding: 30,867,897 shares as of March 31, 2013	315	(315)	(c)			—
LIN TV Corp. Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,401,726 shares as of March 31, 2013, issued and outstanding; convertible into an equal number of shares of class A or class C common stock	235	(235)	(c)			—

LIN TV Corp. Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of March 31, 2013 issued and outstanding; convertible into an equal number of shares of class A common stock

LIN TV Corp. Treasury stock, 4,947,659 shares of class A common stock as of March 31, 2013, at cost	(21,984)	21,984	(c)			—
LIN Media LLC Class A common shares, $0.01 par value, 100,000,000 shares authorized, Issued: 35,815,556 shares as of March 31, 2013 Outstanding: 30,867,897 shares as of March 31, 2013	—	315	(c)			315
LIN Media LLC Class B common shares, $0.01 par value, 50,000,000 shares authorized, 23,401,726 shares as of March 31, 2013, issued and outstanding; convertible into an equal number of shares of class A or class C common shares	—	235	(c)			235

LIN Media LLC Class C common shares, $0.01 par value, 50,000,000 shares authorized, 2 shares as of March 31, 2013 issued and outstanding; convertible into an equal number of shares of class A common stock

LIN Media LLC Treasury shares, 4,947,659 shares of class A common shares as of March 31, 2013, at cost	—	(21,984)	(c)			(21,984)
Additional paid-in capital	1,132,110	—		—		1,132,110
Accumulated deficit	(1,165,291)	209,620	(a)(b)	—		(955,671)
Accumulated other comprehensive loss	(35,125)	—		—		(35,125)

Total stockholders' deficit	(89,740)	209,620		—		119,880

Total liabilities, redeemable noncontrolling interest and deficit	$1,201,379	$46,825		$(48,057)		$1,200,147

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

	Historical						Pro Forma Adjustments							Pro Forma Combined NVT Acquisition Transactions and Financing, Sale Transaction and merger
($ in thousands, except per share data)	LIN TV Corp. for the year ended December 31, 2012		New Vision Television, LLC and Subsidiaries for the nine months ended September 30, 2012	New Vision Television, LLC and Subsidiaries October 1, 2012 - October 11, 2012	Reclassification Adjustments		Effect of NVT Acquisition Transactions		Effect of NVT Acquisition Transactions Financing		Effect of Sale Transaction		Effect of merger(l)
Net revenues	$553,462		$99,112	$5,741	$—		$(152	)(f)	$—		$—		$—	$658,163
Operating expenses:
Direct operating	160,222		39,754	1,741	(1,640	)(e)	—		—		—		—	200,077
Selling, general and administrative	125,267		30,716	2,423	(9,466	)(e)	—		—		—		—	148,940
Amortization of program rights	23,048		—	—	5,005	(e)	—		—		—		—	28,053
Corporate	34,246		—	—	9,374	(e)	(7,294	)(g)	—		—		—	36,326
Depreciation	32,149		10,843	372	(1,227	)(e)	3,514	(f)	—		—		—	45,651
Amortization of intangible assets	6,364		—	—	1,227	(e)	10,152	(f)	—		—		—	17,743
Restructuring	1,009		—	—	92	(e)	—		—		—		—	1,101
Syndicated programming barter expense	—		2,412	95	(2,507	)(e)	—				—		—	—
Trade expense	—		1,587	63	(1,650	)(e)	—				—		—	—
Loss from asset dispositions	96		—	—	792	(e)	—		—		—		—	888

Operating income	171,061		13,800	1,047	—		(6,524)		—		—		—	179,384
Other expense (income):
Interest expense, net	46,683		4,828	158	—		(4,383	)(h)	15,170	(j)	3,900	(k)	—	66,356
Share of loss in equity investments	98,309		—	—	—		—		—		—		—	98,309
Loss on extinguishment of debt	3,341		—	—	—		—		—		—		—	3,341
Other expense, net	237		(311)	—	—		—		—		—		—	(74)

Total other expense (income), net	148,570		4,517	158	—		(4,383)		15,170		3,900		—	167,932
Income before provision for income taxes	22,491		9,283	889	—		(2,141)		(15,170)		(3,900)		—	11,452
Provision for income taxes	40,463		—	—	—		3,397	(i)	(6,417	)(i)	(1,650	)(i)	—	35,793

Net (loss) income from continuing operations	$(17,972)		$9,283	$889	$—		$(5,538)		$(8,753)		$(2,250)		$—	$(24,341)

Basic loss from continuing operations per common share	$(0.33	)(m)												$(0.45)
Diluted loss from continuing operations per common share	$(0.33	)(m)												$(0.45)
Weighted-average number of common shares outstanding, basic and diluted	54,130													54,130

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2013

	Historical	Pro Forma Adjustments
($ in thousands, except per share data)	LIN TV Corp. for the three months ended March 31, 2013	Effect of Sale Transaction		Effect of merger		Pro Forma Combined Sale Transaction and merger
Net revenues	$140,992	$—		$—		$140,992
Operating expenses:
Direct operating	54,568	—		—		54,568
Selling, general and administrative	37,298	—		—		37,298
Amortization of program rights	7,785	—		—		7,785
Corporate	10,271	—		(2,000	)(n)	8,271
Depreciation	11,638	—		—		11,638
Amortization of intangible assets	5,429	—		—		5,429
Restructuring	2,132	—		—		2,132
Loss from asset dispositions	95	—		—		95

Operating income	11,776	—		2,000		13,776
Other expense:
Interest expense, net	13,871	380	(k)	—		14,251
Other income, net	(24)	—		—		(24)

Total other expense, net	13,847	380		—		14,227
(Loss) income before (benefit from) provision for income taxes	(2,071)	(380)		2,000		(451)
(Benefit from) provision for income taxes	(1,051)	(152	)(i)	800	(n)	403

Net (loss) income from continuing operations	$(1,020)	$(228)		$1,200		$(48)

Basic loss from continuing operations per common share	$(0.02)					$(0.00)
Diluted loss from continuing operations per common share	$(0.02)					$(0.00)
Weighted-average number of common shares outstanding, basic and diluted	51,910					51,910

Note 1—Basis of pro forma presentation

        The unaudited pro forma condensed balance sheet gives effect to the merger as if it had occurred on March 31, 2013. The merger pro forma adjustments give effect to the extinguishment of a $162.8 million income tax payable, the recognition of $50.8 million of deferred tax assets, and the payment of additional estimated transaction costs of $4 million and the related tax impact. The unaudited pro forma condensed balance sheet does not give effect to the Sale Transaction, because this transaction is fully reflected in the historical financial statements of LIN TV Corp. as of March 31, 2013, as included in the Form 10-Q for the three months ended March 31, 2013 incorporated by reference into this prospectus.

        The unaudited pro forma condensed combined statements of operations are presented as if the NVT Acquisition Transactions had occurred on January 1, 2012, by giving effect to the acquisition of the assets of 13 network affiliates of NVT by us, the acquisition of the assets of five network affiliates by Vaughan, the agreements for us to provide certain services to those five separately owned network affiliates currently serviced by NVT pursuant to shared services and joint sales arrangements with Vaughan, and the related acquisition financing of such acquisitions. Vaughan is a variable interest entity of which we are the primary beneficiary, and the pro forma condensed combined statement of operations reflects the consolidation of Vaughan's results of operations into LIN TV Corp. from January 1, 2012.

        The unaudited pro forma condensed combined statements of operations do not include any costs that may result from acquisition and integration activities related to the NVT Acquisition Transactions. The unaudited pro forma condensed combined statements of operations do not include any adjustments to eliminate operating expenses associated with NVT's corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

        The unaudited pro forma condensed combined statements of operations are presented as if the Sale Transaction, the related incremental term loan and revolving credit facility financing, and the merger had occurred on January 1, 2012. The unaudited pro forma condensed combined statements of operations do not give effect to any income tax benefit or expense that may be realized upon completion of the merger, or to the estimated 2013 transaction costs related to the merger, because that tax benefit or expense and the estimated transaction costs are considered one-time in nature and will not recur after completion of the merger.

        In accordance with accounting principles generally accepted in the United States of America, the merger will be accounted for as a transaction between entities under common control, whereby the consolidated assets and liabilities of LIN TV Corp. will be carried over and reflected in LIN Media LLC's consolidated financial statements at their historical cost basis. Accordingly, the consolidated financial statements of LIN Media LLC immediately following the merger will be substantially similar to the consolidated financial statements of LIN TV Corp. immediately prior to the merger, and we expect that LIN Media LLC will be deemed a successor issuer to LIN TV Corp.

        The unaudited pro forma condensed combined statements of operations are based on the historical financial statements of LIN TV Corp. and NVT after giving effect to the NVT Acquisition Transactions, the Sale Transaction, and the merger, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the NVT Acquisition Transactions, the Sale Transaction, and/or the merger were consummated as of January 1, 2012. This information should be read in conjunction with the

Note 1—Basis of pro forma presentation (Continued)

historical consolidated financial statements and accompanying notes of LIN TV Corp. and NVT incorporated by reference herein.

Note 2—Pro forma adjustments

Adjustments to unaudited pro forma condensed combined balance sheet

        The unaudited pro forma condensed balance sheet reflecting the Sale Transaction and merger includes adjustments attributed to:

          (a)   The payment of $4 million of additional estimated professional fees and expenses associated with completion of the merger, and related tax benefit;

          (b)   The estimated tax benefit of the merger, assuming the trading price of LIN TV Corp.'s class A common stock is at or below approximately $10.80 per share and assuming total outstanding shares of 54,327,006, consisting of class A common stock of 30,925,278, class B common stock of 23,401,726 and class C common stock of 2, at the effective time of the merger. The pro forma result of the merger, based on an assumed effective tax rate of 36.2% (the effective tax rate on the gain associated with the Sale Transaction), is to generate a capital loss of $573 million for federal and state income tax purposes, and resulting tax savings of approximately $212 million, which fully offsets the $162.8 million income tax payable that arose as a result of the Sale Transaction, and re-establishes unutilized NOL carryforwards, giving rise to deferred tax assets of $49.2 million. $50.5 million of federal deferred tax assets will not be reestablished due to their utilization to offset ordinary income generated by the Sale Transaction. For each added $1.00 per share that the trading price of LIN TV Corp. class A common stock exceeds approximately $12.35 at the effective time of the merger, we expect to incur cash income taxes of approximately $20 million. If the trading price of LIN TV Corp. class A common stock at the effective time of the merger is at or below $12.35 per share, we do not expect to incur any cash income taxes;

          (c)   The conversion of each of the three classes of LIN TV Corp common stock issued and outstanding—class A, class B, and class C, and class A shares held in treasury, into like shares of LIN Media LLC on a one-for-one basis; and

          (d)   The reclassification of remaining long-term deferred income tax assets to be offset against long-term deferred income tax liabilities, netted on a tax jurisdictional basis.

Adjustments to unaudited pro forma condensed combined statements of operations

        The pro forma adjustments in the unaudited pro forma condensed combined statement of operations related to the NVT Acquisition Transactions, the related acquisition financing, and the Sale Transaction as of January 1, 2012 are as follows:

          (e)   Reclassifications have been made to the historical presentation of the NVT statements of operations to conform to the presentation used in our condensed combined statement of operations and the unaudited pro forma condensed combined financial information. The adjustments 1) reclassify corporate office expenses and acquisition related expenses from Selling, general, and administrative to the Corporate expense caption; 2) reclassify Amortization of program rights from Direct operating expenses to the Amortization of program rights caption; 3) reclassify Syndicated programming barter expense and Trade expense to Direct operating; 4) reclassify restructuring charges from Selling, general and administrative to the Restructuring caption, and 5) reclassify loss from asset dispositions from Direct operating to Loss from asset dispositions.

Note 2—Pro forma adjustments (Continued)

          (f)    Reflects additional depreciation expense associated with the step up to fair value of property, plant and equipment, and an adjustment to amortization expense based on the estimated fair values of the identifiable intangible assets. Also reflects a reduction in revenue associated with the step up to fair value of certain lease agreements in which NVT is the lessor.

          (g)   Includes the reversal of certain acquisition related costs reflected in the historical financial statements of LIN TV Corp. and NVT for the year ended December 31, 2012 that are directly attributable to the NVT Acquisition Transactions. The total of these costs for the year ended December 31, 2012 was $7.3 million.

          (h)   Reflects the reversal of interest expense associated with the NVT term loan facility.

          (i)    We applied a blended federal and state tax rate of 42.3% for the full year ended December 31, 2012 to the historical results of NVT, and to the pro forma adjustments and a blended federal and state tax rate of 40% to the pro forma adjustments for the three months ended March 31, 2013. We believe the effective tax rates best reflect the Company's pro forma expected tax rate after giving effect to the Sale Transaction and the merger.

          (j)    Reflects the additional interest expense, including the amortization of additional deferred financing costs, related to $290 million of gross proceeds of the 6 3/8% Senior Notes due 2021, $18.4 million of cash on hand, and a $4.6 million term loan borrowing by Vaughan. Additional cash interest on the revolving credit facility and term loan is based on an assumed one-month LIBOR rate of 0.25% plus an applicable margin of 3.0%. The effect of a one-eighth percent variance in the interest rates on the annual incremental interest expense is $0.4 million.

          (k)   Reflects the additional interest expense, including the amortization of additional deferred financing costs, related to $60 million of gross proceeds of the tranche B-2 incremental term loan and additional interest expense on the $25 million draw on the Company's revolving credit facility. Additional cash interest on the term loan is based on an assumed LIBOR floor of 1% plus an applicable margin of 3.0%. Additional cash interest on the revolving credit facility is based on an assumed one-month LIBOR rate of 0.25% plus an applicable margin of 3.0%. Solely with respect to the incremental term loan and revolving credit borrowings referred to above, the effect of a one-eighth percent variance in the interest rates on the annual incremental interest expense is $0.1 million.

          (l)    The unaudited pro forma condensed combined statement of operations does not give effect to any income tax benefit or expense that may be realized upon completion of the merger, or to the estimated 2013 transaction costs related to the merger, because that tax benefit or expense, and the estimated transaction costs will not recur after completion of the merger. For each added $1.00 per share that the trading price of LIN TV Corp. class A common stock exceeds approximately $12.35 at the effective time of the merger, we expect to incur cash income taxes and corresponding income tax expense related to the merger of approximately $20 million.

          (m)  The difference of $(0.01) between basic and diluted loss from continuing operations per common share of $(0.33) as shown and basic and diluted loss from continuing operations per common share of $(0.32) as reported in the Form 10-K for the fiscal year ended December 31, 2012 is related to the net loss attributable to noncontrolling interests. The net loss attributable to noncontrolling interests has been included for purposes of calculating the basic and diluted loss from continuing operations per common share of $(0.33) as shown in the unaudited pro forma condensed combined statements of operations.

Note 2—Pro forma adjustments (Continued)

          (n)   Costs incurred in connection with the merger and other reorganization transactions are estimated to be approximately $5 million to $7 million, of which $2 million was incurred during the three months ended March 31, 2013 and is currently reflected in Corporate expense in our historical consolidated statement of operations for that period. This adjustment represents the reversal of $2 million of transaction costs incurred during the three months ended March 31, 2013 in connection with the merger, as these costs will not recur upon completion of the merger. Additional costs incurred in connection with the merger and the other reorganization transactions will be reflected in Corporate expense in our consolidated statement of operations in the period incurred, with the significant majority having been incurred prior to your vote on the proposal to approve the merger agreement.

DESCRIPTION OF SECURITIES WE MAY OFFER

        We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        In this prospectus, we refer to Class A Common Stock, preferred stock, warrants, debt securities, guarantees of debt securities and units collectively as "securities." The total dollar amount of all securities that we and/or the selling stockholders may offer and sell under this prospectus will not exceed $400,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities attached as an exhibit to this prospectus, in addition to any prospectus supplement related to such issuance. Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture.

 DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 100,000,000 shares of Class A Common Stock, par value $0.01 per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 50,000,000 shares of Class C Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of July 26, 2013, there were 33,469,856 shares of our Class A Common Stock outstanding. There are currently no shares of our preferred stock outstanding.

        The following summary describes certain of the material provisions of our common stock, but does not purport to be complete and is subject to and qualified in its entirety by Delaware General Corporation Law (the "DGCL") or the Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws of LIN TV Corp., each as amended.

Common Stock

Voting

        Each outstanding share of Class A Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. So long as any shares of Class C Common Stock are outstanding, the Class A Common Stock is collectively entitled to 30% of our voting power on all matters submitted to our stockholders for a vote. There is no cumulative voting, which means that the holder or holders of shares having more than half of the voting power in an election of directors can elect all the directors then being elected.

        The Class B Common Stock is generally not entitled to vote. However, so long as at least a majority of the shares of Class B Common Stock outstanding as of the date of this prospectus remain outstanding, we cannot, without the consent of at least a majority of the shares of Class B Common Stock then outstanding:

  •
  sell or transfer assets with a total fair market value equal to 10% or more of the value of our outstanding common stock;

  •
  merge or consolidate with another entity;

  •
  reclassify any of our securities;

  •
  reclassify, dissolve, liquidate or wind-up our affairs;

  •
  issue equity securities or those of any of our subsidiaries, other than securities issued by a wholly-owned subsidiary to us or by us to another wholly-owned subsidiary or securities issued under our stock option plan or phantom stock plan;

  •
  redeem or repurchase any shares of our or our subsidiaries' capital stock, other than purchases made pursuant to our stock option plan or phantom stock plan;

  •
  amend or modify our charter or bylaws so as to affect adversely the rights of the Class B Common Stock;

  •
  declare or pay any dividend or make any other distribution;

  •
  enter into any transaction with an affiliate of ours, other than in our ordinary course of business;

  •
  enter into any transaction outside our ordinary course of business;

  •
  engage in any business or transaction that would require any direct or indirect owner of an equity interest in us to divest itself of any such interest;

  •
  incur or assume or permit any subsidiary to incur or assume any indebtedness in an amount equal to or greater than 10% of our fair market value;

  •
  engage in any business other than any business a majority of whose revenue is derived from the ownership and operation of television stations or any business that we conducted as of the date of filing of our second amended and restated charter; and

  •
  settle or allow any subsidiary to settle any claim outside the ordinary course of our business that involves any material restriction on our continued business or assets or that of any of our subsidiaries or affiliates.

        So long as any shares of Class C Common Stock are outstanding, the Class C Common Stock is collectively entitled to 70% of our voting power on all matters submitted to our stockholders for a vote. Each outstanding share of Class C Common Stock is entitled to a proportionate number of votes determined at the time of each vote, relative to the total number of class C votes.

Dividends

        The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine, subject to the prior rights of the holders of any preferred stock.

Conversion

        Under the terms of our Second Amended and Restated Certificate of Incorporation, the shares of our common stock have the following conversion features:

  •
  each outstanding share of Class B Common Stock may be converted at the option of the holder into either (i) one share of Class A Common Stock or (ii) one share of Class C Common Stock, provided, that all requisite approval for ownership of such voting stock is received from the Federal Communications Commission and, in the case of Class C Common Stock, that the consent of holders of a majority of the outstanding shares of Class B Common Stock is obtained; and

  •
  if a majority of the Class B Common Stock outstanding on May 1, 2002 (the date of our Second Amended and Restated Certificate of Incorporation) is converted into Class A Common Stock, then each share of Class C Common Stock will be automatically converted into Class A Common Stock for no additional consideration.

General

        Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the rights of any holders of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock. All of our outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

        Our board is authorized without stockholder approval to issue preferred stock in one or more classes or series and to designate for each class or series the following: the terms and conditions of any voting, dividend and conversion or exchange rights; the amount payable on the series upon redemption and upon our dissolution or distribution of our assets; and the rights, qualifications, limitations or restrictions pertaining to the class or series.

Certain Charter and Bylaw Provisions

Classified Board of Directors

        Our Second Amended and Restated Certificate of Incorporation provides for a board divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board in a relatively short period of time. As a result, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the board.

Number of Directors; Vacancies; Removal

        Our Second Amended and Restated Certificate of Incorporation provides that the number of members of our board will be established by the board. Our Third Amended and Restated Bylaws provide that the board, acting by majority vote of the directors then in office, may fill any newly created directorships or vacancies on the board. Moreover, under the DGCL, in the case of a corporation having a classified board, stockholders may remove a director only for cause. This provision, when coupled with the provision of our Third Amended and Restated Bylaws authorizing the board to fill vacant directorships, will preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the board by filling the vacancies created by the directors' removal with its own nominees.

Stockholder Action by Written Consent; Special Meetings

        Our Second Amended and Restated Certificate of Incorporation prohibits action by stockholders by written consent in lieu of a meeting other than action permitted or required to be approved by holders of our Class B Common Stock. Our Third Amended and Restated Bylaws provide that special meetings of stockholders may be called by a majority of the board.

Advance Notice Requirements for Stockholder Proposals and Director Nominees

        Our Third Amended and Restated Bylaws establish an advance notice procedure with regard to business proposed to be submitted by a stockholder at any annual meeting of our stockholders, including the nomination of candidates for election as directors. The procedure provides that a notice of proposed stockholder business must be timely given in writing to us prior to the meeting. In all cases, to be timely, notice relating to an annual meeting must be received by the company not less than 90 days nor more than 120 days before the annual meeting.

        Notice to us from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. The notice must also include the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        The chairman of a meeting of stockholders may determine that a person was not nominated in accordance with the nomination procedure, in which case the person's nomination will be disregarded. If the chairman of a meeting of stockholders determines that other business was not properly brought before the meeting in accordance with our amended and restated bylaw procedures, the business will not be conducted at the meeting.

Federal Communications Commission Compliance

        In order to comply with our obligations under the Communications Act of 1934, our Second Amended and Restated Certificate of Incorporation contains a provision that prohibits us from:

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  issuing in excess of 25% of our capital stock to any non-U.S. entity or government or any representative of or individual controlled by any such entity or government; or

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  permitting any transfer of our securities that would result in any such government, entity or person holding greater than 25% of our capital stock.

        In addition, no such alien governments, entities, or persons shall be entitled to vote or direct or control the vote in excess of 25% of our outstanding capital stock.

Limitations on Director Liability

        Our Second Amended and Restated Certificate of Incorporation also contains provisions permitted under the DGCL regarding liability of directors. These provisions eliminate the personal liability of directors for monetary damages for any breach of their fiduciary duties as directors, except for:

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  any breach of the duty of loyalty;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  liability under Section 174 of the DGCL regarding unlawful dividends, stock repurchases or stock redemptions; or

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  any transaction from which the director derived an improper personal benefit.

        These provisions do not eliminate a director's duty of care and do not affect the availability of equitable remedies, including action to enjoin or rescind a transaction involving a breach of fiduciary duty. Moreover, these provisions do not apply to claims against a director for knowing violation of laws, including the federal securities laws. Our Second Amended and Restated Certificate of Incorporation further provides that we must indemnify our directors and officers, and may indemnify any of our employees or agents, to the fullest extent permitted by the DGCL. We believe these provisions assist us in attracting and retaining qualified individuals to serve as directors and officers.

Listing

        LIN TV Corp.'s Class A Common Stock is listed on the New York Stock Exchange under the symbol "TVL."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A..

 DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase common stock or debt securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

        A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of the common stock, preferred stock or debt securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  the minimum or maximum amount of the warrants that may be exercised at any one time;

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  any terms relating to the modification of the warrants;

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  information with respect to book-entry procedures, if any;

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  a discussion of any material federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        The applicable prospectus supplement will describe the specific terms of any warrants or warrant units.

        The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants and will be available as described under the heading "Where You Can Find More Information."

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth some general terms and provisions of the debt securities we may offer, but it is not complete. The particular terms of the debt securities offered and the extent, if any, to which the general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to the debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities.

        Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this prospectus, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indenture(s) will be qualified under the Trust Indenture Act of 1939, as amended. As used in this prospectus, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and any subordinated indenture will be identical.

General

        If applicable, each applicable prospectus supplement will describe the following terms relating to a series of debt securities:

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  the title of the debt securities;

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  whether the debt securities are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, the terms of subordination;

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  any limit on the amount of debt securities that may be issued;

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  whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

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  the maturity dates of the debt securities;

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  the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining the dates;

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  the places where payments with respect to the debt securities shall be payable;

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  our right, if any, to defer payment of interest on the debt securities and extend the maximum length of any deferral period;

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  the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option and other related terms and provisions;

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  the dates, if any, on which, and the prices at which we are obligated, pursuant to any sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

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  the denominations in which the series of debt securities will be issued, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in principal amount in excess thereof;

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  any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

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  any index used to determine the amount of payments of the principal of, and premium, if any, and interest on, the debt securities and the manner in which the amounts shall be determined;

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  the terms pursuant to which the debt securities are subject to defeasance;

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  the terms and conditions, if any, pursuant to which the debt securities are secured; and

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  any other material terms of the debt securities.

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

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  is issued at a price lower than the amount payable upon its stated maturity; and

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  provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

        United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement.

        Under the indentures we will have the ability, without the consent of the holders, to issue debt securities with terms different from those of debt securities previously issued and to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

        The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale of Assets

        Unless we provide otherwise in the applicable prospectus supplement, the indentures will provide that we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

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  the successor entity is a corporation, limited liability company, partnership, trust or other entity existing under the laws of the United States, or any State or the District of Columbia;

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  the successor entity assumes our obligations on the debt securities and under the indentures;

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  immediately prior to and after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

Events of Default Under the Indentures

        Unless we provide otherwise in the applicable prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities issued:

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  failure to pay interest on the debt securities when due, which failure continues for a specified period set forth in the applicable prospectus supplement and the time for payment has not been deferred;

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  failure to pay the principal of or premium on the debt securities, if any, when due;

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  failure to deposit any sinking fund payment when due, which failure continues for 60 days;

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  failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, which failure continues for a specified period set forth in the applicable prospectus supplement after we receive notice from the debt trustee or holders of a specified percentage, set forth in the applicable prospectus supplement, of the aggregate principal amount of the outstanding debt securities of that series; or

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  particular events of our bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the applicable prospectus supplement relating to the series.

        If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and, to the debt trustee, if notice is given by the holders), may declare the unpaid principal of or premium, if any, and accrued interest, if any, on the debt securities of that series due and payable immediately.

        The holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

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  payment of principal of or premium, if any, or interest on the debt securities; or

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  those covenants described under the subsection "—Modification of Indenture; Waiver" that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected.

        Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures (as supplemented), if an event of default under an indenture occurs and is continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee indemnity or security satisfactory to it. The holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

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  it is not in conflict with any law or the applicable indenture;

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  the debt trustee may take any other action deemed proper by it that is not inconsistent with the direction;

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  subject to its duties set forth under the applicable indenture, the debt trustee need not take any action that might involve it in personal liability; and

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  subject to its duties set forth under such indenture, the debt trustee need not take any action that it determines, upon the advice of counsel, may not lawfully be taken or in good faith determines would be unduly prejudicial to the holders of the debt securities.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

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  the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series have made written request to the debt trustee, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

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  the debt trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within a specified period set forth in the applicable prospectus supplement after the notice, request and offer.

        These limitations will not apply to a suit instituted by a holder of debt securities for payment of the principal of or premium, if any, or interest on the debt securities if we default in such payment.

        We will periodically file statements with the debt trustee regarding our compliance with the covenants in the indentures.

Modification of Indenture; Waiver

        We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to provide for the assumption by a successor person;

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  to evidence and provide for successor trustees;

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  to add, change or eliminate any provision affecting only debt securities not yet issued;

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  to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939, as amended;

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  to conform the indenture to the provisions set forth in the description of the securities in the applicable prospectus supplement; and

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  to make any change that does not adversely affect the rights of any holder.

        In addition, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

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  extend the fixed maturity of the series of debt securities;

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  change any obligation of ours to pay additional amounts with respect to the debt securities;

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  reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt securities;

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  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

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  impair the right to enforce any payment on, or with respect to, any debt security;

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  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

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  in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

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  if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

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  reduce the percentage of principal amount of outstanding debt securities of any series the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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  modify any of the above provisions.

Form, Exchange and Transfer

        The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in a denomination of $2,000 or an integral multiple of $1,000 in principal amount in excess thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), unless the prospectus supplement provides otherwise.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If the debt securities of any series are to be redeemed, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part.

Information Concerning the Debt Trustee

        The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically set forth in the indenture and, upon an event of default under an indenture, must use the same degree of care in the exercise of the rights and powers vested in it as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

        Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        Subject to applicable abandoned property laws, moneys paid by us to a paying agent or the debt trustee for the payment of the principal of, or any premium or interest on, any debt securities which remain unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        Unless otherwise indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

Subordination of Subordinated Debt Securities

        Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue, nor will it limit us from issuing any other secured or unsecured debt.

Book-Entry Debt Securities

        We will make payments on each series of book-entry debt securities to DTC or its nominee as the sole registered owner and holder of the global security. Neither we nor the debt trustee nor any of our or its agents will be responsible or liable for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC's records relating to the beneficial ownership interests or with respect to its performance of its obligations under the rules and regulations governing its operations.

        We understand that when DTC receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC's records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is the case with securities held for customer accounts registered in "street name") and will be the sole responsibility of the participants.

        A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in a denomination of $2,000 or an integral multiple of $1,000 in principal amount in excess thereof, and we would issue them in registered form only, without coupons.

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

        The debt securities of any series issued under this prospectus may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, the guarantors of any series of debt securities may differ from the guarantors of any other series of debt securities. If we issue a series of debt securities guaranteed by our subsidiaries, the identity of the specific subsidiary guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of debt securities, we will describe the particular terms of any guarantees of such series in a prospectus supplement relating to that series, which we will file with the SEC.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. The securities that may be sold by a selling stockholder pursuant to this registration statement were initially acquired by such selling stockholder pursuant to the transactions consummated on March 3, 1998 and February 20, 2002, as described in the Company's Registration Statement on Form S-1 (File No. 333-83068), filed on February 20, 2002, as amended.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in one or more of the following ways:

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  through an underwriter or underwriters;

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  through dealers;

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  through agents;

  •
  directly to one or more purchasers, including affiliates of ours; or

  •
  through a combination of any of these methods of sale.

        The applicable prospectus supplement will contain the terms of the offerings of any securities, including the specific plan of distribution. The public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

        Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The securities may be sold in one or more transactions either at a fixed price or at prices which may be changed based on market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        We may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

        Offers to purchase securities may be solicited directly by us and sales of securities may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with the direct sales by us of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting of LIN TV Corp. and LIN Television Corporation) of LIN Television Corporation and LIN TV Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the assets, liabilities and operations acquired from affiliates of New Vision Television, LLC and ACME Television, LLC which were acquired by LIN Television Corporation on October 12, 2012 and December 10, 2012, respectively, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audited historical financial statements of New Vision Television, LLC included in Exhibit 99.1 of LIN Television Corporation's Current Report on Form 8-K dated October 17, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Station Venture Holdings, LLC and Station Venture Operations, LP as of and for the years ended December 31, 2012 and 2011, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$400,000,000

LIN TV Corp.
LIN Television Corporation

CLASS A COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
UNITS

                , 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrants in connection with the sale of the securities being registered.

        All amounts shown are estimated.

SEC registration fee		$54,560
Listing fee			+
Financial Industry Regulatory Authority Fee			+
Printing expenses			+
Legal fees and expenses			+
Audit fees and expenses			+
Accounting Fees and expenses			+
Trustee fees and expenses			+
Transfer and disbursement agent fees			+
Miscellaneous expenses			+

Total	$		+

+
Estimated expenses are not presently known; to be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 15.    Indemnification of Directors and Officers

Delaware Corporations

        Indemnification.    LIN Television Corporation, LIN TV Corp. and LIN Television of Texas, Inc (the "Delaware Corporations") are each corporations organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        The By-laws, as amended to date, and/or the Certificate of Incorporation, as amended to date of each of the Delaware Corporations, provide for indemnification of each of its respective officers and directors to the full extent permitted by applicable law.

        Exculpation.    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its securityholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Each of the Delaware Corporations has included such provisions in its respective Certificate of Incorporation, as amended to date.

        Insurance.    LIN TV Corp. has in effect, and intends to maintain, insurance to cover any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of LIN TV Corp. or is or was serving at the request of LIN TV Corp. or its subsidiaries as a director, officer, employee or agent of another entity against any liability asserted against him or her in that capacity, or arising out of his or her status as such.

        The above discussion of the certificates of incorporation and by-laws of the Delaware Corporations and the DGCL is not intended to be exhaustive and is qualified in its entirety by the certificates of incorporation and by-laws of the Delaware Corporations and the DGCL.

Delaware LLCs

        Indiana Broadcasting, LLC, KXAN LLC, KXTX Holdings LLC, LIN Digital LLC, LIN Digital Media LLC, LIN License Company, LLC, LIN Mobile, LLC, LIN of Alabama, LLC, LIN of Colorado, LLC, LIN of New Mexico, LLC, LIN of Wisconsin, LLC, LIN Television of Texas, Inc. North Texas Broadcasting LLC, Primeland LLC, TVL Broadcasting LLC, TVL Broadcasting of Rhode Island, LLC, WAVY Broadcasting, LLC, WDTN Broadcasting, LLC, WIVB Broadcasting, LLC, WOOD License Co., LLC, WOOD Television LLC, WTNH Broadcasting LLC, WUPW Broadcasting, LLC and WWLP Broadcasting, LLC (the "Delaware LLCs") are each limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

        The operating agreements, as amended to date, and/or the certificate of formation, as amended to date of each of the Delaware LLCs, provide for indemnification of each of its respective officers and directors to the full extent permitted by applicable law.

        The above discussion of the operating agreements and certificate of formation and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the operating agreements and certificate of formation and the DLLC Act.

Delaware LP

        LIN Television of Texas, L.P. (the "Delaware LP") is a limited partnership organized under the laws of the State of Delaware. Section 17-108 of the Delaware Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited partnership agreement.

        The limited partnership agreement, as amended to date, of the Delaware LP, provides for indemnification of each of its respective officers and directors to the full extent permitted by applicable law

        The above discussion of the limited partnership agreement and of the Delaware Limited Partnership Act is not intended to be exhaustive and is qualified in its entirety by the limited partnership agreement and the Delaware Limited Partnership Act.

Item 16.    Exhibits

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 9, 2004).
4.2	Third Amended and Restated Bylaws of LIN TV Corp. (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007).
4.3
Restated Certificate of Incorporation of LIN Television Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of LIN TV Corp. and LIN Television Corporation for the fiscal quarter ended June 30, 2003 (File No. 000-25206)).
4.4	Restated By-Laws of LIN Television Corporation (filed as Exhibit 3.4 to the Registration Statement on Form S-1 of LIN Television Corporation and LIN Holding Corp. (Registration No. 333-54003)).
4.5	Form of Senior Indenture to be entered into between LIN Television Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.(1)
4.6	Form of Subordinated Indenture to be entered into between LIN Television Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.(1)
5.1	Opinion of Weil, Gotshal & Manges LLP.(1)
12.1	Statement of Ratio of Income to Fixed Charges.(1)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, regarding LIN TV Corp.(1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, regarding LIN Television Corporation.(1)
23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, regarding New Vision Television, LLC.(1)
23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, regarding Station Venture Holdings, LLC and Station Venture Operations, LP.(1)
23.5	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding Station Venture Holdings, LLC and Station Venture Operations, LP.(1)
23.6	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on signature pages).
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the form of senior indenture.(1)
25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the form of subordinated indenture.(1)

(1)
Filed herewith

Item 17.    Undertakings

        The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

          (9)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (10) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (11) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

LIN TV CORP.
By:	/s/ VINCENT L. SADUSKY
	Name:	Vincent L. Sadusky
	Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of the registrant listed above, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable said registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2013
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2013
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ WILLIAM S. BANOWSKY, JR. William S. Banowsky, Jr.	Director	July 30, 2013

Signature	Title	Date

/s/ PETER S. BRODSKY Peter S. Brodsky	Director	July 30, 2013
/s/ ROYAL W. CARSON, III Royal W. Carson, III	Director	July 30, 2013
/s/ DR. WILLIAM H. CUNNINGHAM Dr. William H. Cunningham	Director	July 30, 2013
/s/ DOUGLAS W. MCCORMICK Douglas W. McCormick	Chairman of the Board	July 30, 2013
/s/ JOHN R. MUSE John R. Muse	Director	July 30, 2013
/s/ MICHAEL A. PAUSIC Michael A. Pausic	Director	July 30, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

LIN TELEVISION CORPORATION LIN TELEVISION OF TEXAS, INC.
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the registrants listed above, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable each of said registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2013
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President Chief Financial Officer and Director (Principal Financial Officer)	July 30, 2013
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ DENISE M. PARENT Denise M. Parent	Director	July 30, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

KXTX HOLDINGS LLC KXAN LLC LIN DIGITAL LLC LIN DIGITAL MEDIA LLC NORTH TEXAS BROADCASTING LLC PRIMELAND LLC TVL BROADCASTING LLC WOOD TELEVISION LLC WTNH BROADCASTING LLC
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of each of the registrants listed above, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable each of said registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Manager (Principal Executive Officer)	July 30, 2013
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President Chief Financial Officer and Manager (Principal Financial Officer)	July 30, 2013

Signature	Title	Date

/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ DENISE M. PARENT Denise M. Parent	Manager	July 30, 2013

        And with respect to the LIN Digital LLC, LIN Digital Media LLC and Primeland LLC boards of directors only:

/s/ ROBERT S. RICHTER Robert S. Richter	Manager	July 30, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

LIN MOBILE, LLC
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of LIN Mobile, LLC, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable said registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN WASSONG Kevin Wassong	Chief Executive Officer (Principal Executive Officer)	July 30, 2013
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President Chief Financial Officer and Manager (Principal Financial Officer)	July 30, 2013
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ DENISE M. PARENT Denise M. Parent	Manager	July 30, 2013

Signature	Title	Date

/s/ ROBERT S. RICHTER Robert S. Richter	Manager	July 30, 2013
/s/ VINCENT L. SADUSKY Vincent L. Sadusky	Manager	July 30, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

INDIANA BROADCASTING, LLC
LIN LICENSE COMPANY, LLC
LIN OF ALABAMA, LLC
LIN OF COLORADO, LLC
LIN OF NEW MEXICO, LLC
LIN OF WISCONSIN, LLC
WAVY BROADCASTING, LLC
WIVB BROADCASTING, LLC
WOOD LICENSE CO., LLC
WWLP BROADCASTING, LLC
By:	LIN Television Corporation, its Managing Member
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of LIN Television Corporation, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable each of said registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2013

Signature	Title	Date

/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President Chief Financial Officer and Director (Principal Financial Officer)	July 30, 2013
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ DENISE M. PARENT Denise M. Parent	Director	July 30, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

LIN TELEVISION OF TEXAS, L.P.
By:	LIN Television of Texas, Inc., its General Partner
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors LIN Television of Texas, Inc., hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable said registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2013
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President Chief Financial Officer and Director (Principal Financial Officer)	July 30, 2013
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ DENISE M. PARENT Denise M. Parent	Director	July 30, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2013.

TVL BROADCASTING OF RHODE ISLAND, LLC
WDTN BROADCASTING, LLC
WUPW BROADCASTING, LLC
By:	TVL Broadcasting LLC, its Managing Member
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of TVL Broadcasting LLC, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable each of said registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Manager (Principal Executive Officer)	July 30, 2013
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President Chief Financial Officer and Manager (Principal Financial Officer)	July 30, 2013
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President Controller (Principal Accounting Officer)	July 30, 2013
/s/ DENISE M. PARENT Denise M. Parent	Manager	July 30, 2013